UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 17, 2006

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street
San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 14, 2006, Sanmina-SCI UK Limited and Sanmina-SCI Hungary Electronics Limited Liability Company (each, a “Subsidiary”), each a wholly-owned subsidiary of Sanmina-SCI Corporation (the “Company”), each entered into an Amended and Restated Committed Account Receivable Purchase Agreement (collectively, the “Receivables Agreements”) with Citibank International Plc (the “Bank”), amending and restating the original agreements entered into on April 1, 2005. The Receivables Agreements permit the Subsidiaries to sell specified accounts receivable to the Bank from time to time with an aggregate purchase price under both Receivables Agreements of up to $150.0 million.

Each Receivables Agreement has a term expiring on July 14, 2007, however, either the Subsidiary party thereto or the Bank may terminate a Receivables Agreement by not less than 90 days prior written notice to the other party. The obligations of the Subsidiaries under the Receivables Agreements are guaranteed by the Company. Each Subsidiary has provided a lien in favor of the Bank in the account in which the proceeds of the sold receivables are remitted.

The purchase price for a receivable under a Receivables Agreement is equal to 95.5% of its face amount less a discount charge (based on LIBOR plus a spread) for the period from the date the receivable is sold to its maturity date; provided that such discount shall be adjusted from time to time as necessary so that the purchase price is at least equal to 95% of the face amount of the receivable sold. The Receivables Agreements provide for a facility fee based on the aggregate size of the facilities.

So long as no bankruptcy event with respect to the account debtor then exists, the Bank may require a Subsidiary to repurchase receivables sold under the applicable Receivables Agreement if the account debtor fails to pay such account receivable by 30 days after it is due. If a termination event under a Receivables Agreement occurs and continues unremedied or unwaived for 30 days, the Bank may terminate or suspend the applicable Subsidiary’s further ability to sell receivables under the agreement. The termination events include nonpayment on the sold receivables, specified insolvency events with respect to the applicable Subsidiary or the account debtor, the occurrence of a material adverse change (as defined) with respect to the applicable Subsidiary or account debtor, specified downgradings in the Company’s credit ratings and the occurrence of an event of default under the Credit Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: July 17, 2006	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer